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                                                        EX-3.(ii)(r)


                                                                       Exhibit A

                                     BYLAWS
                                       OF
                            GRAPH ADS PRINTING, INC.

                           ARTICLE I - CORPORATE SEAL

      The corporation need not have a seal. Should the secretary of the corporation determine that a seal is desirable, the seal of the corporation shall be circular and shall have inscribed thereon, within and around the circumference, the corporation's name, and in the center shall be the word "SEAL".

                            ARTICLE II - FISCAL YEAR

      The fiscal year of the corporation shall be determined by the board of directors, but in the absence of such a determination it shall be the twelve months ending at midnight on the last day of February in each year.

                            ARTICLE III - RECORD DATE

      Unless the board of directors shall have fixed some other future date as the record date, the record date for determining the corporation's shareholders entitled to a distribution or to a share dividend shall be the date and time the board of directors authorizes the distribution or share dividend. The record date for any other determination of the corporation's shareholders (except for actions taken by consent as hereinafter provided for by Section 8. of Article
IV) shall be 5:00 o'clock p.m. local time in Richmond, Virginia on the date that is the thirtieth (30th) day prior to the date of the meeting or action then requiring a determination of shareholders. A determination of shareholders entitled to notice of and to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                       ARTICLE IV - SHAREHOLDERS' MEETINGS

      Section 1. Place of Meetings - Each shareholders' meeting shall be held at such place, in or out of the Commonwealth of Virginia, as may be provided in the meeting notice.

      Section 2. Annual Meeting - The corporation shall hold the annual shareholders' meeting on the second Tuesday in February of each year commencing at 10:00 o'clock a.m. local time at the meeting place. If for any reason the annual shareholders' meeting
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shall not be held on such day, it may be called in accordance with the provisions of Section 3. of this Article IV, and a meeting called and held with this as a purpose shall be specifically designated as the annual meeting.

      Section 3. Special Meetings - The corporation shall hold a special shareholders' meeting on call of the chairman of the board of directors, the president, the board of directors, or (upon due execution and delivery of one or more written demands as required by and in compliance with Section 13.1-655 of the Code of Virginia) the holders of not less than twenty percent (20%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting. Only business within the purpose or purposes described in the required meeting notice may be conducted at a special shareholders' meeting.

      Section 4. Notice of Meeting - For each shareholders meeting, not less than ten (10) nor more than sixty (60) days before the meeting date (except as a different time is specified in the second paragraph of this Section or by Virginia law), written notice stating the date, time, and place of the meeting and, in case of a special shareholders' meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting either personally or by mail by or at the direction of the president the secretary, or the persons calling the meeting. If mailed, each such notice shall be deemed to have been given when deposited in the United States mail addressed to a shareholder at such shareholder's address as it appears on the share transfer records of the corporation, with postage thereon prepaid.

      Notice of a shareholders' meeting to act on an amendment of the articles of incorporation, on a plan of merger or share exchange, or on dissolution of the corporation, or to authorize a proposed sale of assets pursuant to Section 13.1-724 of the Code of Virginia (hereinafter "the Code"), shall be given in the form and manner provided above for a special meeting but not less than twenty-five (25) nor more than sixty (60) days before the meeting date.

      Section 5. Adjournment - If an annual or special shareholders' meeting is adjourned to a different date, time, or place notice need not be given if the new date, time, and place are announced at the meeting before adjournment.

      Section 6. Quorum - Shareholders may take action on a matter at a shareholders' meeting only if a quorum exists with respect to that matter. A majority of the votes entitled to be cast by the shareholders in any voting group shall constitute a quorum as to each matter considered by such voting group at each shareholders' meeting. Once a share is represented for any purpose at a
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shareholders' meeting, it is deemed present for quorum purposes for the remainder of that meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting pursuant to Article III. If a quorum exists the affirmative vote of a majority of the votes cast within a voting group on the matter being voted upon shall be the act of the voting group, unless the affirmative vote of a greater number is required by law or by the articles of incorporation, and except that in any election of directors those receiving a plurality of the votes cast by the shares entitled to vote in the election shall be elected, though not receiving a majority. Less than a quorum may adjourn a meeting.

      Section 7. Voting - Except as may otherwise be provided in the articles of incorporation or by Section 13.1-662 of the Code, each outstanding share of the corporation, regardless of class, is entitled to one vote on each matter to be voted on at a shareholders' meeting. As and to the extent provided by Section 13.1-662 of the Code, treasury shares and redeemable shares (after a notice of redemption has been mailed and a deposit made as provided in such section) shall not vote and shall not be outstanding shares. Shares of the corporation held by another corporation, domestic or foreign, shall not be entitled to vote at any meeting and shall not be counted in determining the total number of outstanding shares at any given. time entitled to vote if a majority of the shares entitled to vote for the election of directors of the other corporation is owned, directly or indirectly, by this corporation. A shareholder entitled to vote may vote his shares in person or by a proxy and may appoint. .such a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact, and filing the appointment form with the secretary of the corporation. Any proxy may be revoked as permitted by law and, unless sooner revoked, shall be valid for eleven (11) months from the date the appointment form is received by the secretary of the corporation, unless a longer period is expressly provided for in the appointment form.

      Section 8. Shareholders' Action Without a Meeting - Any action required or permitted to be taken at a shareholders' meeting may be taken without such a meeting, without notice to voting shareholders, and without action by the board of directors if the action is taken by all shareholders entitled to vote thereon and is evidenced by one or more written consents describing the action taken, at least one such approving consent to have been signed by each shareholder entitled to vote on the action, and delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records. As and when required by Section 13.l-657D of the Code nonvoting shareholders shall be given at least ten (10) days written notice of any proposed action before the action is taken by unanimous consent of the voting
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shareholders. Any action taken by such unanimous written consent shall be effective according to its terms when a signed consent for each shareholder entitled to vote thereon is in the possession of the corporation, unless such consents all specify the same effective date and each specifies the date of execution by each executing shareholder, in which event the action taken shall be effective as of the effective date so specified. Such unanimous consent shall have the effect of a unanimous vote of voting shareholders at a duly called and held shareholders' meeting and may be described as such in any document filed with the State Corporation Commission. A shareholder may withdraw a consent theretofore delivered to the corporation only by delivering to the corporation a written notice of withdrawal as to such consent prior to the time that all other like consents are in possession of the corporation. Unless otherwise required by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs a consent as to such action.

      Section 9. Waiver of Notice - Any other provision of these bylaws notwithstanding, a shareholder may waive any notice required by these bylaws, the corporation's articles of incorporation, or any law by signing a written waiver of such notice (whether such waiver is executed before or after the date and time of the event that is the subject of such required notice) and delivering such signed waiver to the secretary of the corporation for inclusion in the minutes or filing with the corporate records. A shareholder who attends a shareholders' meeting (i) waives all objections to lack of notice or defective notice of that meeting, unless at the beginning of the meetings the shareholder objects to holding the meeting or to transacting business at the meetings, and
(ii) waives all objection to consideration at that meeting of a particular matter that is not within the purpose or purposes described in the meeting notice, unless that shareholder objects to considering the matter when it is presented.

      Section 10. Minutes - The corporation shall keep as a permanent record minutes of all meetings of its shareholders and a record of all actions taken by its shareholders without a meeting.

                         ARTICLE V - BOARD OF DIRECTORS

      Section 1. General Powers - All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors, subject to any limitation set forth in its articles of incorporation.

      Section 2. Number, Term. and Qualification - Until such time as this bylaw shall be amended to specify or fix a different
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number, the number of directors of the corporation shall be three (3). The term of each director shall expire at the next annual shareholders' meeting following his election, but despite the expiration of a director's term, he shall continue to serve until his successor is duly elected and qualifies or until there, is a decrease in the number of directors. A decrease in the number of directors shall not shorten an incumbent director's term. A director need not be a resident of the Commonwealth of Virginia or a shareholder of the corporation.

      Section 3. Election of Board of Directors - Except under conditions provided for in Sections 4. and 5. of this Article V, the board of directors shall be elected annually at the annual shareholders' meeting.

      Section 4. Removal - Any director may be removed, with or without cause, if at a shareholders' meeting duly called and held with this as a stated purpose the number of votes voted to remove him constitutes a majority of the votes then entitled to be cast and counted together in an election of such director at a shareholders' meeting. Notice of such a meeting must state that the purpose, or a purpose, of the meeting is removal of the director. If any director is so removed, a new director may be elected in his place at the same shareholders' meeting.

      Section 5. Resignation - A director may resign at any time by delivering written notice thereof to the board of directors, its chairman, the corporation's president, or the corporation's secretary. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which case the board of directors may fill the pending vacancy before the effective date, but a successor so elected shall not take office until the effective date.

      Section 6. Vacancies - Any vacancy occurring in the board of directors (including a vacancy resulting from an increase in the number of directors) may be filled by a vote of the board of directors (and if the directors then remaining in office constitute fewer than a quorum the board of directors may fill the vacancy by the affirmative vote of a majority of the then directors) unless the vacant office was held by a director elected by a voting group of shareholders, in which event such vacancy may be filled only by the affirmative vote of a majority of the shareholders in such voting group.

      Section 7. Compensation - The board of directors may compensate each director for his service as such and may provide for the payment of all expenses incurred by each director in attending meetings of the board of directors.
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                           ARTICLE VI MEETINGS OF THE
                               BOARD OF DIRECTORS

      Section 1. Meetings; Minutes - Regular meetings of the board of directors shall be held annually (immediately following each annual shareholders' meeting) to elect officers and to carry on such other business as may properly come before such meeting and immediately following each special shareholders' meeting to carry on such business as may properly come before such meeting. Any such regular meeting of the board of directors shall be held at the place where the immediately preceding shareholders' meeting was held. Special meetings of the board of directors may be called by any member of the board of directors. Any meeting of the board of directors may be held in or out of the Commonwealth of Virginia. The corporation shall keep as a permanent record minutes of all meetings of the board of directors, a record of all actions taken by the board of directors without a meeting, and a record of all actions taken on behalf of the corporation by each committee of the board of directors.

      Section 2. Method of Meeting - Any or all directors may participate in any regular or special meeting of the board of directors by, or may conduct the meeting through the use of, any means of communication by which all participating directors may simultaneously hear each other during the meeting.

      Section 3. Notice - No notice need be given of any regular meeting of the board of directors. Notice of each special meeting of the board of directors stating the date, time, and place of the meeting shall be mailed to each director at least three (3) days (or telegraphed at least two (2) days) prior to the date of the meeting. Unless otherwise required by these bylaws, the notice need not describe the purpose of a special meeting of the board of directors.

      Section 4. Quorum - A majority of the number of directors fixed herein, or one director if that is the number of directors fixed herein, shall constitute the quorum for each meeting of the board of directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at a board of directors' meeting, or of the sole director if the corporation shall have but one director, shall be the act of the board of directors unless the vote of a greater number of directors is required by the articles of incorporation.

      Section 5. Action Without a Meeting - Any action required or permitted to be taken at a meeting of the board of directors may be taken without such a meeting and without notice if the action is taken by all members of the board of directors and is evidenced by one or more written consents stating the action taken, signed by
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each director either before or after the action taken, and included in the corporate minutes or filed with the corporate records reflecting the action taken. Any action taken by such unanimous, written consent shall be effective when the last director of the board of directors signs an approving consent, unless such consents all specify the same effective date and each specifies the date of execution by each executing director, in which event the action taken shall be effective as of the effective date so specified. Such unanimous consent shall have the effect of a unanimous vote at a duly called and held meeting of the board of directors and may be described as such in any document.

      Section 6. Waiver of Notice - Any other provision of these bylaws notwithstanding, whenever any notice is required to be given to a director, a waiver thereof in writing signed by the director entitled to such notice, whether executed before or after the time stated therein, and filed with the corporate minutes or records shall be equivalent to the giving of such notice to such director. A director's attendance at or participation in a board of directors' meeting waives any required notice to him of the meeting unless that director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and thereafter does not vote for or assent to action taken at the meeting.

                            ARTICLE VII - COMMITTEES

      From time to time the board of directors may create one or more committees (comprised only of members of the board of directors) that may exercise powers of the board of directors as and to the extent provided in the creating resolution, except as may be limited by Section 13.1-689 of the Code.

                             ARTICLE VIII - OFFICERS

      Section 1. Election, Removal, and Duties - Promptly after election in each year the board of directors shall appoint a president (who need not be a director) and a secretary. From time to time the board of directors may appoint such other officers as it may deem proper, as evidenced by their appointment. A duly appointed officer may appoint or remove (at any time and with or without cause) one or more assistant officers for his office. Any officer may simultaneously hold more than one office in the corporation. Each officer shall be appointed for a term continuing, unless sooner terminated, until the date of the next ensuing annual meeting of the board of directors and until his successor is appointed; provided, however, that any officer may resign, and any officer may be removed by the board of directors, in each case, at any time, and with or without cause, and such officer's then term shall terminate effective with the date of such resignation or removal. Each vacancy among the officers shall be
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filled by the board of directors. Each officer of the corporation shall have such authority and shall perform such duties as generally pertain to his office, as well as such other authority and duties as may be prescribed for such officer from time to time by the board of directors.

      Section 2. Bonds - The board of directors may require that each officer, agent, or employee of the corporation give bond to the corporation, with sufficient surety, conditioned on the faithful performance of the duties of his office or position and upon compliance with such other conditions as may from time to time be imposed by the board of directors.

                    ARTICLE IX - SHARE CERTIFICATES; RECORDS

      Section 1. Form - Each shareholder shall be entitled to a share certificate evidencing the share or shares in the corporation owned by such shareholder, which certificate shall be in such form as may be required by law and shall be approved by the board of directors and signed by the corporation's president and secretary.

      Section 2. Transfers - A transfer of any share or shares of the corporation may be made only upon registration of the share transfer in the share transfer records of the corporation, and then only upon surrender of each certificate for each share then being transferred accompanied by a satisfactory written assignment applicable thereto duly executed by the then shareholder thereof or by such shareholder's duly authorized attorney-in-fact.

      Section 3. Replacements - In case of the loss, mutilation, or destruction of a share certificate a duplicate certificate may be issued upon such terms not in conflict with law as the board of directors may prescribe.

      Section 4. Records - The corporation or its agent shall maintain a record of the corporation's shareholders in the manner required by law, and the corporation's share transfer records shall constitute conclusive proof of the ownership of the then issued and outstanding shares of the corporation at any given time.

                              ARTICLE X - INDEMNITY

      Section 1. Indemnity - Any person (hereinafter in this Article, "indemnitee") who, because he is or was an officer or director of the corporation, is, was, or is. threatened to be made a party to any threatened, pending, or completed action, suit, proceeding, or appeal whether civil, criminal, administrative, or investigative and whether formal or informal (hereinafter "proceeding") (including any proceeding by or in the right of the corporation) shall be indemnified by the corporation against all liability (including the obligation to pay all or any part of a

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judgment, decree, settlement, penalty, fine or other such obligation) and reasonable expenses (including counsel fees, expert witness fees, and costs of investigation, litigation, and appeal, as well as any amounts expended in asserting any counterclaim or claim for indemnification from others) incurred in or as a result of the proceeding except such liability and expenses as are incurred because of his willful misconduct or a knowing violation of the criminal law. The corporation shall pay for or reimburse the reasonable expenses incurred by any indemnitee in advance of final disposition of any proceeding upon receipt of an unsecured undertaking from him to repay the sums if ultimately it is determined that he is not entitled to indemnification. A director shall be so indemnified without the necessity of any further determination or authorization, but in the case of an officer, the determination that indemnification is permissible and an evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific actions of the board of directors. The termination of a proceeding by a judgment, decree, order, settlement, or conviction, or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that an indemnitee acted in such a manner as to make him ineligible for indemnification.

      Section 2. Limitation - In any proceeding brought by a shareholder in the right of the corporation or brought by or on behalf of shareholders of the corporation, the aggregate amount of all damages that may be assessed against an officer or director of the corporation arising out of any single transaction, occurrence, or course of conduct shall be limited to one dollar. This bylaw is adopted by the shareholders as a limitation on the liability of the corporation's officers and directors, and this limitation shall not apply if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any state securities law.

      Section 3. Application - This Article shall be applicable in and to all proceedings commenced after its adoption even though arising, in whole or in part, from conduct, actions, or events occurring or taken before its adoption. No amendment, modification, or repeal of this Article shall diminish the rights provided hereby with respect to any claim, issue, or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act occurring prior to such amendment, modification, or repeal. Reference herein to any director or officer shall include a former director or officer who has ceased to have the capacity of director or officer, as the case may be, and his heirs, executors, and administrators. The corporation may purchase and maintain insurance to indemnify it against all or any part of the liability to indemnify assumed by it in accordance with this Article.

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                             ARTICLE XI - AMENDMENTS

      Section 1. New Bylaws and Repeal - These bylaws may be amended or repealed and new bylaws maybe made by the board of directors or the shareholders at any time. Each bylaw made by the board of directors, however, may be amended or repealed, and a new bylaw made by the shareholders, and the shareholders may provide that any bylaw made by them shall not be amended or repealed by the board of directors, which proviso shall control.

      Section 2. Legislative Amendment - If any portion of these bylaws is subsequently rendered invalid by an Act of the General Assembly of Virginia those portions hereof that are not affected by such legislation shall remain in full force and effect until and unless amended or repealed in accordance with the terms hereof.

                           ARTICLE XII - MISCELLANEOUS

      Shares in another corporation held in the name of this corporation may be voted only by Alan R. Brill, either in person or by proxy.

      Each use of a masculine pronoun herein shall be read as if both a masculine and feminine pronoun had been used in the alternative.

                                          Adopted by the Shareholders:

                                          December 30, 1987